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Exhibit 2(a) By-Laws

SANFORD C. BERNSTEIN FUND, INC.
A Maryland Corporation
BY-LAWS
As Revised and Restated October 4, 1988

ARTICLE I

Stockholders

Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held in the month of January of each year on such date and at such hour as may be from time to time designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting; provided, however, that an annual meeting of stockholders shall not be required to be held in any year in which none of the following is required, under the Investment Company Act of 1940, to be acted on by the stockholders: election of directors; approval of the investment advisory agreement; ratification of independent public accountants or approval of a distribution agreement.

Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the common stock issued and outstanding and entitled to vote thereat, except that a meeting for the purpose of considering the removal of one or more directors shall be called by the Secretary upon receipt of a request in writing signed by stockholders holding not less than 10% of the common stock issued and outstanding and entitled to vote thereat. The Secretary shall assist shareholder communication for the purpose of obtaining signatures to a request for a meeting for the purpose of considering the removal of one or more directors, essentially as set forth in Section 16(c) of the Investment Company Act of 1940, as amended. A stockholders' request that the Secretary call a meeting shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing notice of the requested meeting. Upon payment to the Corporation of such costs by such stockholders, the Secretary shall give notice, stating the purpose or purposes of the meeting as required in these By-Laws, to all stockholders entitled to notice of the meeting. No meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at that meeting to consider any matter which is substantially the same as a matter voted upon at any meeting of stockholders held during the preceding twelve months.


Section 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof and the general nature of the business proposed to be transacted thereat, shall be given to each stockholder entitled to vote thereat by leaving the name with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid. No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

Section 5. Record Dates. The Board of Directors may fix, in advance, a date not exceeding sixty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment

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of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights and only stockholders of record on that date shall be entitled to notice of and to vote at that meeting or to receive such dividends or rights. In the case of a meeting of stockholders, such date shall not be less than ten days prior to the date fixed for such meeting.

Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the shares of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation. If, however, a quorum shall not be present at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time (but not more than 120 days after the original record date for the meeting) without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Voting and Inspectors. At all meetings, each stockholder of record entitled to vote thereat shall have one vote for each share of common stock standing in that stockholder's name on the books of the Corporation (and stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or the stockholder's duly authorized attorney.

The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.


At any election of directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed an inspector of election.

Section 8. Conduct of Stockholders' Meetings. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board (or, if there be no Chairman of the Board), by the President, or in the absence of both the Chairman of the Board and the President, by a Vice-President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting. In the absence of the Secretary, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then a secretary to be elected at the meeting shall so act.

Section 9. Concerning Validity of Proxies, Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of, and all ballots shall be received and canvassed by, the secretary of the meeting, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the chairman of the meeting, in which event such inspectors of election shall decide all such questions.

ARTICLE II

Board of Directors

Section 1. Number and Tenure of Office. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors of not less than two nor more than twelve directors, as may be determined from time to time by vote of a majority of the directors then in office. Each director shall hold office until such time as less than a majority of the directors then holding office have been elected by the

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stockholders or upon the occurrence of any of the conditions described under
Section 16 of the Investment Company Act of 1940 as amended. At such time, a meeting of the stockholders shall be called for the purpose of electing the Board of Directors and the terms of office of the directors then in office shall terminate upon the election and qualification of such Board of Directors. Directors need not be stockholders.

Section 2. Vacancies. Except as otherwise provided in Section 1, in case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of directors, a majority of the remaining directors, although a majority is less than a quorum, may elect a successor to hold office until the next meeting of stockholders or until his successor is chosen and qualifies.

Section 3. Increase or Decrease in Number of Directors. Except as otherwise provided in Section 1, the Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors and may elect directors to fill the vacancies created by any such increase in the number of directors until the next meeting of stockholders or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of directors to a number not less than two but any such decrease shall not affect the term in office of any director.

Section 4. Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at such other place as they may from time to time determine by resolution, or in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice as the directors may from time to time determine.

Section 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the directors, by oral or telegraphic or written notice duly served on or sent or mailed to each director not less than one day before the meeting. No notice need be given to any director who attends in person or to any director who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting.

Section 7. Quorum. One-third of the directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

Section 8. Executive Committee. The Board of Directors may elect from the directors an Executive Committee to consist of such number of directors (not less than two) as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the directors. Between meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors except those listed in
Section 10. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in the place of the absent member.

Section 9. Other Committees. The Board of Directors may appoint from the directors other committees which shall in each case consist of such number of directors (not less than two) as the Board may from time to time determine and which shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action

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and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

Section 10. Powers of Committees. The Board of Directors may delegate to any of the Committees appointed under Sections 8 and 9 any of the powers of the Board of Directors, except the power to: (1) declare dividends or distributions on stock; (2) issue stock except pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan; (3) recommend to the stockholders any action which requires stockholder approval; (4) amend the By-Laws; or (5) approve any merger or share exchange which does not require stockholder approval.

Section 11. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Except to the extent otherwise specifically provided by applicable law, participation in a meeting by these means constitutes presence in person at the meeting.

Section 12. Action Without a Meeting. Except to the extent otherwise specifically provided by applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

Section 13. Compensation of Directors. No director shall receive any stated salary or fees from the Corporation for services as such if such director is, other than by reason of being a director, an interested person (as that term is defined by the Investment Company Act of 1940) of the Corporation or of its investment adviser or principal underwriter. Except as provided in the preceding sentence, directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

ARTICLE III


Officers

Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors. The officers, none of whom need be directors, shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board, one or more Executive Vice-Presidents, one or more Senior Vice-Presidents and one or more Vice-Presidents. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board of Directors or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2. Term of Office. The term of office of all officers shall be until their respective successors are chosen and qualified, provided, however, that such term of office shall not create any contract rights in the officer. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors.

Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred on them by the Board of Directors or the Executive Committee.

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ARTICLE IV

Capital Stock

Section 1. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

Section 2. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a Transfer Agent, at the office of the Transfer Agent of the Corporation.

Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any Class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and

may, in its discretion, require the owner of such certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claims which may arise as a result of the issue of a new certificate.

ARTICLE V

Corporate Seal

The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

ARTICLE VI

Fiscal Year

The fiscal year of the Corporation shall end on September 30, unless otherwise determined by resolution of the Board of Directors.

ARTICLE VII

Indemnification

Section 1. The Corporation shall indemnify any present or former director or officer of the Corporation who, by reason of his service in that capacity, is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "Proceeding") against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by such director or officer in connection with such Proceeding, to the fullest extent that such indemnification may be lawful under the General Corporation Law of Maryland, as amended. The Corporation may pay any reasonable expenses so incurred by any director or officer in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under the applicable Maryland statutory provision. Any payment of indemnification or advance payment of expenses shall be made subject to and in accordance with the procedures set forth in the applicable Maryland statutory provision. However, nothing contained in this Section shall protect or purport to protect any director or officer of the Corporation against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (any such conduct being hereinafter called "Disabling Conduct").

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Section 2. Anything in Section 1 to the contrary notwithstanding, no indemnification shall be paid by the Corporation to any director or officer unless:

(a) there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the director or officer to be indemnified was not liable by reason of Disabling Conduct; or

(b) in the absence of such a final decision, there is a reasonable determination, based upon a review of the facts, that the director or officer to be indemnified was not liable by reason of Disabling Conduct, which determination shall be made by:

(i) the vote of a majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in section 2(a)(19) of the Investment Company Act of 1940, nor parties to the Proceeding; or

(ii) an independent legal counsel in written opinion.

Section 3. Anything in Section 1 to the contrary notwithstanding, any advance payment of expenses by the Corporation to any director or officer of the Corporation shall be made only upon the undertaking by such director or officer to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the director or officer to be indemnified provides a security for his undertaking, or

(b) the Corporation shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily-available facts, that there is reason to believe that the director or officer to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of directors who are neither "interested persons" of the Corporation, as defined in section 2(a)(19) of the Investment Company Act of 1940 nor parties to the Proceeding; or

(ii) an independent legal counsel in a written opinion.

ARTICLE VIII

Amendment of By-Laws

The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the Board of Directors.